Exhibit 10.10
RESTRICTED STOCK UNIT GRANT NOTICE

WEWORK INC.
(Formerly known as The We Company)
2015 EQUITY INCENTIVE PLAN

WeWork Inc. (formerly known as The We Company, and the successor in interest of WeWork Companies Inc., the “Company”) hereby grants to the Grantee, as of the Grant Date, the number of restricted stock units (“RSUs”) each as indicated below under the WeWork Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the attached Restricted Stock Unit Award Agreement (the “Award Agreement”).

Grantee:	[Full Name]
Grant Date:	[Month Day, Year]
Number of RSUs:	[Number]
Vesting Commencement Date:	[Month Day, Year – to be one of January 15, April 15, July 15 or October 15]
Vesting Schedule:
RSUs that have become Payable Units (as defined below) as of the date of a Liquidity Event (as defined below) will vest on the date of such Liquidity Event. If a Liquidity Event has occurred, any RSU that has not become a Payable Unit as of the date of such Liquidity Event will vest on the date such RSU becomes a Payable Unit. RSUs that vest pursuant to the satisfaction of the foregoing conditions are referred to as “Vested RSUs” and the applicable date on which an RSU becomes a Vested RSU is referred to as its “Vesting Date”.
Payable Units
The RSUs will become “Payable Units” as follows, subject to the Grantee’s continued employment or service with the Company or one of its Subsidiaries through each applicable date:
[INSERT APPLICABLE VESTING SCHEDULE]
Liquidity Event
“Liquidity Event” means the first to occur of (1) an IPO and (2) an Acquisition. An “IPO” shall be deemed to occur upon the effective date of the registration statement filed with the SEC relating to the initial underwritten sale of equity securities of the Company to the public under the Securities Act. “Acquisition” has the meaning given to such term in the Plan; provided that, to the extent the RSUs constitute non-qualified deferred compensation subject to Section 409A of the Code, no transaction or event will constitute an Acquisition unless the transaction or event qualifies as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, in each case within the meaning of Treasury Regulation 1.409A-3(i)(5).

Liquidity Event Deadline:	[Month Day, Year – to be 7 years from the Grant Date]
Forfeiture Upon Liquidity Event Deadline:	If a Liquidity Event has not occurred by the Liquidity Event Deadline, all RSUs (including any that have become Payable Units) will be immediately forfeited as of such date for no consideration without any requirement for further action.

Additional Terms & Acknowledgement:
The Grantee and the Company agree that the RSUs are granted under and governed by this Grant Notice and by the provisions of the Plan and the Award Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Grantee acknowledges receipt of a copy of this Grant Notice, the Plan and the Award Agreement, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their respective terms and conditions. Notwithstanding anything in the prior sentence, if the Grantee has not actively accepted the RSUs within 3 months of the Grant Date, the Grantee is deemed to have accepted the RSUs, subject to all of the terms and conditions in this Grant Notice, the Plan and the Award Agreement.
This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By the Grantee’s acceptance hereof (whether written, electronic or otherwise), the Grantee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Grantee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Grant Notice, the Award Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

*    *    *    *    *

WEWORK INC.
By
Name:
Title:
Date:

By clicking the applicable acceptance box on the Shareworks platform, or any successor or replacement platform or system thereto, Grantee agrees to all of the terms and conditions described in this Grant Notice, the Award Agreement and the Plan.

RESTRICTED STOCK UNIT AWARD AGREEMENT

WEWORK INC.

2015 EQUITY INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”) is made by and between the Company and the Grantee. Capitalized terms not defined herein shall have the meaning ascribed to them in the WeWork Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) or the Restricted Stock Unit Grant Notice attached as the facing page(s) to this RSU Award Agreement (the “Grant Notice”), as applicable. References to this RSU Award Agreement shall also be deemed to include a reference to the Grant Notice, unless the context provides otherwise.
1.Grant of Restricted Stock Units. The Company hereby grants to the Grantee the number of restricted stock units (the “RSUs”) as set forth in the Grant Notice, subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2.Vesting. The RSUs will become Payable Units (as defined in the Grant Notice) in accordance with the Vesting Schedule set forth in the Grant Notice. Payable Units will vest, if at all, in accordance with the Vesting Schedule set forth in the Grant Notice.
3.Settlement. Each RSU granted hereunder shall represent the right to receive one (1) share of the Company’s Class A Common Stock (a “Share”). Each Share underlying a Vested RSU shall be issued to the Grantee within 10 business days following the applicable Vesting Date. The number of Shares deliverable hereunder upon each Vesting Date shall be rounded down to the nearest whole share (except in the case of the final vesting tranche).
4.Liquidity Event Deadline. If a Liquidity Event has not occurred by the Liquidity Event Deadline specified in the Grant Notice, this RSU Award Agreement shall immediately terminate as of such date and all of the RSUs (including any that have become Payable Units) will be immediately forfeited by the Grantee for no consideration without any requirement for further action.
5.Termination.
(a)Termination, Generally. In the event that the Grantee incurs a Termination or gives or receives a notice of Termination prior to the time that all RSUs become Payable Units, (i) any RSUs that have not become Payable Units as of such date will be immediately forfeited for no consideration without any requirement for further action and (ii) any RSUs that have become Payable Units as of such date shall not be forfeited by the Grantee, unless required by Sections 4, 5(b) or 5(c) below. Such Payable Units shall remain outstanding until the earlier of (x) the date of a Liquidity Event and (y) the Liquidity Event Deadline specified in the Grant Notice.
(b)Termination for Cause. In the event that the Grantee is Terminated for Cause (which determination by the Company shall be conclusive), all of the RSUs (to the extent not previously settled, and including any that have become Payable Units) shall be immediately forfeited as of the Termination Date, or at such later time and on such conditions as may be affirmatively determined by the Committee. “Cause” shall have the meaning ascribed to such term in the Grantee’s employment, consulting or severance agreement with the Company or its Affiliates, if such agreement contains a definition of “cause” for termination of employment or other relationship. Otherwise, “Cause” shall mean (i) repeated failure by the Grantee to perform his or her reasonably assigned duties, (ii) the Grantee’s engagement in dishonesty, gross negligence or misconduct, which in the case of dishonesty only has had a material adverse effect on the Company’s or its Affiliates’ business or affairs, (iii) the Grantee’s conviction of, or entrance of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony as permitted by law, (iv) material breach by the Grantee of any invention or non-disclosure agreement and/or non-competition agreement and/or non-solicitation agreement with the Company or its Affiliates, as applicable, (v) intentional misconduct by the Grantee or intentional failure by the Grantee to perform his or her responsibilities to the Company or its Affiliates, (vi) the Grantee’s failure to cooperate or assist with any investigation involving the Company or its Affiliates or (vii) the Grantee’s failure to comply with any of the Company’s or its Affiliates’ policies, including, but not limited to, their harassment, workplace conduct and/or discrimination policies.
(c)Post-Termination for Cause Determination. Notwithstanding anything to the contrary, in the event that the Grantee is Terminated other than for Cause and the Company subsequently determines in good faith that either (i) the Grantee breached, at any time, any invention or non-disclosure agreement and/or non-competition agreement and/or non-solicitation agreement with the Company or its Affiliates, as applicable, which breach (if curable) is not cured within ten days after written notice thereof or (ii) termination for Cause would have been warranted based on acts or omissions that occurred prior to Termination but became known to the Company thereafter, all of the RSUs (to the extent not previously settled, and including any that have become Payable Units) shall be immediately forfeited as of such determination. For purposes of this Section 5(c), acts or omissions will be deemed known to the Company if the head of the Company’s Legal or Human Resources departments knew, or reasonably shown have known, about such act or omission.
6.No Obligation to Employ. Nothing in the Plan or this RSU Award Agreement shall confer on the Grantee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Grantee’s employment or other relationship at any time, with or without Cause.
7.RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
8.Limitations on Issuance. The Shares issuable pursuant to this RSU Award Agreement may not be issued unless such issuance is in compliance with all applicable federal and state securities laws, as they are in effect on the date of issuance.
9.Tax Withholding. Prior to the issuance of the Shares pursuant to Section 3 of this RSU Award Agreement, the Grantee must pay or provide for any applicable federal, state and local withholding obligations of the Company (the amount of which is referred to herein as the “withholding obligation”). If the Committee permits, the Grantee may provide for payment of the withholding obligation upon issuance of the Shares by requesting that the Company retain the number of Shares with a Fair Market Value equal to the amount of taxes required to be withheld (“share withholding”); or to arrange a mandatory “sell to cover” on the Grantee’s behalf (without further authorization); but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of share withholding or a sell to cover, the Company shall issue the net number of Shares to the

Grantee by deducting the Shares retained from the Shares issuable pursuant to this RSU Award Agreement.
10.Issuance of Shares. The Company shall issue the Shares issuable pursuant to this RSU Award Agreement registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
11.Section 409A Compliance. The intent of the parties is that payments and benefits under this RSU Award Agreement are intended to qualify under the short-term deferral exception to Section 409A of the Code, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered in accordance with such intention. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.
12.Compliance with Laws and Regulations. The Plan and this RSU Award Agreement are intended to comply with Section 25102(o) and Rule 701. Any provision of this RSU Award Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The issuance and transfer of Shares pursuant to this RSU Award Agreement shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
13.Nontransferability of RSUs. The RSUs granted hereunder may not be transferred in any manner other than by will, by the laws of descent and distribution or by instrument to a testamentary trust in which the RSUs are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). The terms of this RSU Award Agreement shall be binding upon the executors, administrators, successors and assigns of the Grantee.
14.Restrictions on Transfer.

(a)Disposition of Shares. The Grantee hereby agrees that the Grantee shall make no disposition of any of the Shares (other than as permitted by this RSU Award Agreement) unless and until:
(i)The Grantee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;
(ii)The Grantee shall have complied with all requirements of this RSU Award Agreement applicable to the disposition of the Shares;
(iii)The Grantee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable state securities laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable state securities laws have been taken; and
(iv)The Grantee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws for the grant of the RSUs, the issuance of Shares thereunder or any other issuance of securities under the Plan.

(b)Restriction on Transfer. The Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares issuable pursuant to the RSUs, other than: (i) the transfer of any or all of the Shares during the Grantee’s lifetime by gift or on the Grantee’s death by will or intestacy to any member(s) of the Grantee’s “Immediate Family” (as defined below) or to a trust for the benefit of the Grantee and/or member(s) of the Grantee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger, statutory consolidation of the Company with or into another corporation or corporations or a conversion of the Company into another form of legal entity (except that the Company’s right of first refusal under the Stockholders’ Agreement will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation or the resulting entity of such conversion shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation or conversion expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean the Grantee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Grantee or the Grantee’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the Grantee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.
(c)Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this RSU Award Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this RSU Award Agreement and that the transferred Shares are subject to (i) the Stockholders’ Agreement (as in Section 16(b)) and (ii) the market stand-off provisions of Section 15 below, to the same extent such Shares would be so subject if retained by the Grantee.
(d)Termination of Restrictions. The restrictions in this Section 14 shall cease to apply on and after the occurrence of an IPO.
15.Market Standoff Agreement.
(a)The Grantee hereby agrees that he or she will not, and will not cause or direct any of third party to, without the prior written consent of the managing underwriters, during the period commencing on the date of the initial public filing of a registration statement relating to an initial public offering of any series of common stock of the Company (the “IPO”) and ending on the date that is one hundred eighty (180) days from the date of the final prospectus relating to the IPO, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, shares of common stock of the Company (collectively, “Other Securities”), (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of common stock of the Company or Other Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock of the Company or Other Securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii).
(b)The Grantee hereby agrees and consents to the entry of stop transfer instructions against the transfer of his or her shares of common stock of the Company or Other Securities until the end of such period. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 15 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Grantee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 15 or that are necessary to give further effect thereto.
16.Rights as a Stockholder; Effect of Stockholders’ Agreement.
(a)The Grantee shall not have any of the rights of a stockholder with respect to any Shares including any voting rights or any rights to dividends or other distributions (or equivalent or related payments), unless and until Shares are issued to the Grantee. Subject to the terms and conditions of this RSU Award Agreement, the Grantee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to the Grantee pursuant to Section 3 of this RSU Award Agreement, until such time as the Grantee disposes of the Shares.

(b)Effect of Stockholders’ Agreement. If Shares are issued to the Grantee pursuant to this RSU Award Agreement, Grantee agrees that upon such issuance he or she will become a party to or otherwise bound by (i) the Stockholders’ Agreement, dated as of October 30, 2019, among the Company and certain stockholders and other investors in the Company, as such may be amended and/or restated from time to time and/or (ii) any other agreement that is a successor to or replacement of such agreement (collectively, the “Stockholders’ Agreement”), including any provisions in the Stockholders’ Agreement granting the Company and/or other security holders of the Company rights of first refusal and/or co-sale rights with respect to any or all of the Shares, until the Stockholders’ Agreement is no longer in effect.
17.Escrow. As security for the Grantee’s faithful performance of this RSU Award Agreement, the Grantee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this RSU Award Agreement. The Grantee and the Company agree that Escrow Holder will not be liable to any party to this RSU Award Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this RSU Award Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this RSU Award Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order.
18.Stockholders’ Agreement. As a material inducement and consideration for the Company to enter into this RSU Award Agreement, the Grantee hereby agrees that if the Company requests the Grantee to enter into and become a party to the Stockholders’ Agreement (and, among other things, (i) to subject the Shares to the rights of first refusal held by the Company and other Company investors thereunder and the co-sale rights of other investors thereunder and (ii) pursuant to which the Grantee would agree to vote all shares of Company stock held by the Grantee for the election of directors and in favor of certain material transactions (such as mergers or sales of the Company)), then the Grantee will enter into such agreement and execute and deliver a signature page thereto (as requested by the Company) in such capacity as the Company requests, at the time of the issuance of Shares pursuant to Section 3 of this RSU Award Agreement and as a condition to such issuance or at any later time.
19.Restrictive Legends and Stop-Transfer Orders.
(a)Legends. The Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between the Grantee and the Company, or any agreement between the Grantee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated):
(i)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND

RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN THE COMPANY’S STOCKHOLDERS’ AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES.
(iii)THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO UP TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
The Grantee agrees that if the Grantee becomes a party to the Stockholders’ Agreement, then the Grantee agrees that the stock certificate(s) evidencing the Shares shall, in addition, bear any legends required under the Stockholders’ Agreement.
(b)Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this RSU Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Award Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
20.[Reserved.]
21.General Provisions
(a)Interpretation. Any dispute regarding the interpretation of this RSU Award Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Grantee.

(b)Entire RSU Award Agreement. This RSU Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.
22.Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this RSU Award Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this RSU Award Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to the Grantee at the last known address on the books of the Company, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.”
23.Successors and Assigns. The Company may assign any of its rights under this RSU Award Agreement. This RSU Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this RSU Award Agreement shall be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
24.Governing Law. This RSU Award Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.
25.Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this RSU Award Agreement.
26.Titles and Headings. The titles, captions and headings of this RSU Award Agreement are included for ease of reference only and will be disregarded in interpreting or construing this RSU Award Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this RSU Award Agreement.
27.Counterparts. This RSU Award Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
28.Severability. If any provision of this RSU Award Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this RSU Award Agreement and the remainder of this RSU Award Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this RSU Award Agreement. Notwithstanding the forgoing, if the value of this RSU Award Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
29.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
30.Addendum. Notwithstanding the provisions in this RSU Award Agreement, if the Grantee resides and/or works outside the United States, as determined by the Company, the RSUs shall be subject to the special terms and conditions set forth in the addendum to this RSU Award Agreement (the “Addendum”). Moreover, if the Grantee relocates to one of the jurisdictions included in the Addendum, the special terms and conditions for such jurisdiction will apply to the RSUs to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes a part of this RSU Award Agreement.

ADDENDUM
TO THE RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE WEWORK INC. 2015 EQUITY INCENTIVE PLAN

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the WeWork Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and/or the Restricted Stock Unit Award Agreement to which this Addendum is attached (the “RSU Award Agreement”).
Terms and Conditions
This Addendum includes special terms and conditions that govern the RSUs granted to the Grantee under the Plan if the Grantee resides and/or works in one of the countries listed below, as determined by the Company.
If the Grantee is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the grant date, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Grantee.
Notifications
This Addendum also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is provided solely for the convenience of the Grantee and is based on the securities, exchange control and other laws in effect in the respective countries as of October 1, 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date by the time the RSUs vest or are settled or the Grantee sells any Shares.
In addition, the information contained in this Addendum is general in nature and may not apply to the Grantee’s particular situation, and neither the Company nor its Affiliates are in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, the Grantee understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the grant date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Grantee in the same manner.

ALL COUNTRIES

Termination of Services. For purposes of the RSUs, the Grantee’s services will be considered terminated as of the earlier of (i) the date the Grantee receives notice of Termination from the Company or the Affiliate to which the Grantee is performing services (the “Employer”) or (ii) the date the Grantee is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) and, unless otherwise expressly provided in the RSU Award Agreement or determined by the Company, the Grantee’s right to vest in the RSUs under the RSU Award Agreement, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any); the Company shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the RSUs (including whether the Grantee may still be considered to be providing services while on an approved leave of absence).

ALL COUNTRIES OUTSIDE THE UNITED STATES

Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer of personal data as described in the RSU Award Agreement and any other grant materials by and among, as applicable, the Company or any of its Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the relevant and competent persons at the Company and its Affiliates hold certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number(s), salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purpose of managing and administering the Plan. Certain Data may also constitute “Sensitive Personal Data” within the meaning of applicable local law. Such data include but are not limited to Data and any changes thereto, and other appropriate personal and financial data about the Grantee. The Grantee further understands that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and its Affiliates may each further transfer Data to any third parties, such as a stock plan service provider, assisting the Company and its Affiliates (presently or in the future) in the implementation, administration and management of the Plan. The Grantee understands that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. Where applicable, Data will be transferred outside the European Union with adoption of appropriate safeguards such as a data transfer agreement based on the European Commission’s Model Clauses or Safe Harbor certification. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to it, request a list with the names and addresses of any potential recipients of Data or refuse or withdraw the consents herein, in any case without cost, in writing by contacting the Human Resources Department of the Employer. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her service relationship and status with the Company or the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the RSUs or other awards to the Grantee or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative. The Grantee also warrants that where the Grantee discloses the personal data of third parties to the Company or its Affiliates in connection with the Plan, the Grantee has obtained the prior consent of such third parties for the Company and its Affiliates to collect, use and disclose their personal data for the abovementioned purposes, in accordance with any applicable laws, regulations and/or guidelines. The Grantee shall indemnify the Company and its Affiliates in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the Grantee’s breach of the warranty provided for in the immediately prior sentence.

Language. If the Grantee has received the RSU Award Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Compliance with Laws and Regulations. The settlement of the RSUs and any delivery of Shares or other payment made pursuant to the settlement of the RSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of applicable securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer. The Grantee understands that neither the Company nor any of its Affiliates is under any obligation to register or qualify the Shares with any securities commission, or to seek approval or clearance from any governmental authority for the grant, vesting or settlement of the RSUs. Further, the Grantee agrees that the Company shall have unilateral authority to amend the RSU Award Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the RSUs.

Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee or deemed by the Company or the Employer in their discretion to be an appropriate charge to the Grantee even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by: (i)

requiring a cash payment paid by the Grantee; (ii) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or any Affiliate thereof in accordance with applicable law; and/or (iii) withholding from the number of Shares or other amount payable to the Grantee upon settlement of the RSUs. Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash. If the obligation for Tax-Related Items is satisfied by withholding from the amount payable to the Grantee upon settlement of the RSUs, for tax purposes, the Grantee is deemed to have been issued the full amount payable upon such settlement of the RSUs, notwithstanding that a portion of such amount was held back solely for the purpose of paying the Tax-Related Items. Finally, the Grantee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or other payment in respect of the settlement of the RSUs if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

The Grantee has obtained any necessary advice from appropriate independent professional tax, legal, and financial advisers in relation to the taxation and social contributions or taxation, financial or legal implications of the grant, vesting, settlement, assignment, release, cancellation or any other disposal of the RSUs or underlying Shares pursuant to the Plan. In signing and returning the RSU Award Agreement, the Grantee is confirming that appropriate advice has been sought from an independent adviser. Neither the Company nor any of its Affiliates has made any representation regarding applicable taxation implications. Neither the Company nor any of its Affiliates is providing any tax, legal or financial advice. Neither the Company nor any of its Affiliates is making any recommendations regarding the Grantee’s participation in the Plan.

Repatriation; Compliance with Law. The Grantee agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in the Grantee’s country of employment (and country of residence, if different). In addition, the Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and any of its Affiliates, as may be required to allow the Company and any of its Affiliates to comply with local laws, rules and/or regulations in the Grantee’s country of employment (and country of residence, if different). Finally, the Grantee agrees to take any and all actions as may be required to comply with the Grantee’s personal obligations under local laws, rules and/or regulations in his or her country of employment (and country of residence, if different).

Foreign Asset and Account Reporting. The Grantee’s country of residence and/or work may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Grantee’s ability to acquire or hold Shares or cash received from participating in the Plan in a brokerage or bank account outside of the Grantee’s country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee acknowledges that it is his or her responsibility to comply with any applicable regulations, and that the Grantee should speak to his or her personal advisor on this matter.

Imposition of Other Requirements. The Company and its Affiliates reserve the right to impose other requirements on the Grantee’s participation in the Plan, on the RSUs, and on any delivery of Shares or other payment made pursuant to the settlement of the RSUs, to the extent the Company or such Affiliate determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Settlement of RSUs. Notwithstanding any provision in the RSU Award Agreement, if the Grantee is employed and/or resides outside of the United States, the Company, in its sole discretion, may provide for the settlement of the RSUs in the form of a cash payment (in an amount equal to the Fair Market Value of the Shares that correspond to the vested RSUs) to the extent that settlement in Shares (i) is prohibited under local law, (ii) would require the Grantee, or the Company or any of its Affiliates to obtain the approval of any governmental or regulatory body in the Grantee’s country of employment and/or residency, (iii) would result in adverse tax consequences for the Grantee or the Company or any of its Affiliates or (iv) is administratively burdensome.

Acknowledgements. In accepting the RSUs, the Grantee acknowledges, understands and agrees that:
•the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
•the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
•all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
•the grant of the RSUs and the Grantee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any of its Affiliates;
•the Grantee is voluntarily participating in the Plan;
•the RSUs and any Shares or other payment made upon settlement of the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
•the RSUs and any Shares or other payment made upon settlement of the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
•the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
•no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Termination of the Grantee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is rendering services or the terms of the Grantee’s employment agreement, if any), and in consideration of the grant of the RSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably (i) agrees never to institute any such claim against the Company or any of its Affiliates, (ii) waives his or her ability, if any, to bring any such claim, and (iii) releases the Company and its Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim;
•unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by the RSU Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

•none of the Company or any of its Affiliates shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency or the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the settlement of the RSUs. To the extent that the Company determines that a currency exchange or conversion is necessary in connection with the settlement of the RSUs or any other matter, such exchange shall be calculated and determined by the Company in its sole discretion, and the Company’s determination shall be binding.

ALL COUNTRIES IN THE EUROPEAN UNION

Data Controller. For the purposes of the “Data Privacy” section above and compliance with applicable laws, the Company shall serve as the data controller.

Purpose and Legal Basis. The legal basis for requesting the Grantee’s explicit and unambiguous consent to the collection, use and transfer of personal data as described in the RSU Award Agreement and any other grant materials by and among, as applicable, the Company and its Affiliates is for the exclusive purpose of: (i) implementing and administering the Plan, and (ii) managing the Grantee’s participation in the Plan.

Recourse. In the event the Grantee deems the processing of his or her Data under the RSU Award Agreement to be in breach of applicable data protection laws, regulations and/or guidelines, the Grantee is entitled to submit a claim to the data protection supervisory authority in the applicable EU member state.

ARGENTINA

Securities Law Information. Neither the grant of the RSUs, nor the issuance of Shares subject to the grant, constitutes a public offering.

AUSTRALIA

Securities Law Information. The offer of the RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and/or ASIC Class Order CO 14/1001. If the Grantee acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee should obtain legal advice on disclosure obligations prior to making any such offer.
Breach of Law. Notwithstanding anything to the contrary in the RSU Award Agreement or the Plan, the Grantee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
Tax Information. The Plan is a program to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in such Act).
BELGIUM

No country-specific provisions.

BRAZIL

Compliance with Law. By accepting the RSUs, the Grantee expressly acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the settlement of the RSUs, the receipt of any dividends, and the sale of any Shares acquired under the Plan.
Commercial Relationship. The Grantee expressly recognizes that the Grantee’s participation in the Plan and the Company’s grant of the RSUs does not constitute an employment relationship between the Grantee and the Company or any of its Affiliates. The Grantee has been granted the RSUs as a consequence of the commercial relationship between the Company and the Affiliate in Brazil that employs the Grantee (“WeWorkBrazil”) and WeWork Brazil is the Grantee’s sole employer. Based on the foregoing, the Grantee expressly recognizes that (a) the Plan and the benefits the Grantee may derive from his or her participation in the Plan do not establish any rights between the Grantee and WeWork Brazil, (b) the Plan and the benefits the Grantee may derive from his or her participation in the Plan are not part of the employment conditions and/or benefits provided by WeWork Brazil, and (c) any modification or amendments of the Plan by the Company, or a termination of the Plan by the Company shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with WeWork Brazil

CANADA

Data Privacy. The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company and any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Grantee further authorizes the Company and any Affiliate to record such information and to keep such information in the Grantee’s employee file.
English Language Consent - Quebec. The parties acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressément souhaité que la convention (le “RSU Award Agreement”), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

CHILE

Private Placement. The grant of RSUs hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.
•The starting date of the offer will be the grant date, and this offer conforms to General Ruling no. 336 of the Chilean Commission for the Financial Market;
•The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;
•The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Commission for the Financial Market; and

•The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

•La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero en Chile;
•La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero en Chile, por lo que tales valores no están sujetos a la fiscalización de ésta;
•Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y
•Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

CHINA

Exchange Control Restrictions. The Grantee understands and agrees that the RSUs are conditional upon the Company’s registration of the Plan with the competent foreign exchange authority and satisfaction of all other applicable requirements under applicable laws and regulations in China (including without limitation foreign exchange regulations), and the Grantee further agrees to comply with any other requirements that may be imposed by, and to any actions taken by, the Company and/or any of its Affiliates in the future in order to facilitate the registration of the Plan with the foreign exchange authority or to comply with such other applicable laws and regulations in China. To that end, notwithstanding anything to the contrary in the Plan, the Award Agreement or the Addendum (including without limitation Section 29 of the Award Agreement), the Grantee acknowledges and agrees that the Company may unilaterally amend, modify, or terminate the RSUs and/or the Award Agreement at any time and for any reason or no reason. In addition, and notwithstanding anything to the contrary in the Notice or Section 3 of the Award Agreement or the Addendum, the RSUs shall be settled in cash with equivalent value to the Shares underlying the RSUs on the same schedule that would apply if the RSUs were settled in Shares. With respect to any Grantee who is a citizen or resident of the People’s Republic of China, the RSUs and the obligation to settle the RSUs are the obligation of the local Affiliate that directly employs the Grantee, and the RSUs shall be settled by such Affiliate in local currency.

COLOMBIA

Securities Law Information. The Shares underlying the RSUs are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Shares may not be offered to the public in Colombia. Nothing in the RSU Award Agreement should be construed as making a public offer of securities in Colombia.
Labor Law Acknowledgment. The Grantee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Grantee’s “salary” for any legal purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
COSTA RICA

Securities Law Information. The grant of the RSUs is intended to be a private offering in Costa Rica; therefore, it is not subject to registration.

CZECH REPUBLIC

No country-specific provisions.

FRANCE

Award Not French-Qualified. The RSUs are not granted under the French specific regime provided by Articles L.225-197-1 and seq. of the French Commercial Code, as amended.
English Language Consent. The parties acknowledge and agree that it is their express wish that the RSU Award Agreement and the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressément souhaité que la convention (le “RSU Award Agreement”), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

GERMANY

No country-specific provisions.

HONG KONG

Sale of Shares. If, for any reason, Shares are issued to the Grantee within six (6) months after the grant date, the Grantee agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six (6) month anniversary of the grant date.

IMPORTANT NOTICE/WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Grantee is advised to exercise caution in relation to the offer. If the Grantee is in any doubt about any of the contents of the documents, the Grantee should obtain independent professional advice. The RSUs and Shares issued upon settlement of the award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The RSU Award Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs and the underlying Shares are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person.

Wages. The RSUs and the underlying Shares do not form part of the Grantee’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

INDIA

Repatriation Requirements. The Grantee expressly agrees to repatriate all sale proceeds and dividends attributable to Shares acquired under the Plan in accordance with local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable laws, rules or regulations.

INDONESIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ISRAEL

The following provisions apply to the Grantee if the Grantee is a resident of the state of Israel upon the Grant Date (as defined in the Israel Sub-Plan), or if the Grantee is deemed to be a resident of the state of Israel for tax purposes upon the Grant Date and employed or engaged by the Company’s Israeli subsidiary:

1.Acceptance of Award. In addition to the provisions of the Grant Notice, if the Grantee has not actively accepted the RSUs within 3 months of the Grant Date, the provisions below shall not apply and the RSUs will be subject to the non-trustee route pursuant to Section 102 of the Israeli Tax Ordinance [New Version] 1961.

2.Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants (the “Israel Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israel Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this RSU Award Agreement and the Israel Sub-Plan, the provisions set out in the Israel Sub-Plan shall prevail.

3.Designation. The grant of the RSUs is intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of this RSU Award Agreement and in specific the acknowledgment included in Section 9 below. Should any provision in the RSU Award Agreement disqualify the RSUs granted hereunder or the underlying shares from beneficial tax treatment pursuant to the provisions of Section 102(b)(2), such provision shall be considered invalid either permanently or until the Israel Tax Authority (“ITA”) provides approval of compliance with Section 102. However, in the event the RSUs do not meet the requirements of Section 102, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees that the RSUs will qualify for favourable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102.

4.The Trustee. The RSUs and the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the RSUs (the “Additional Rights”) shall be issued to or controlled by the Trustee for the Grantee’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the ITA. In accordance with the requirements of Section 102 and the Capital Gains Route, the Grantee shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Grantee. It is clarified that Section 17 of the RSU Award Agreement shall not apply to grants issued under the Capital Gains Route.

5.Taxes. Any and all taxes due in relation to the RSUs and Shares issued upon vesting, shall be borne solely by the Grantee and in the event of death, by the Grantee’s heirs. The Company and/or any of its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Grantee hereby agrees to indemnify the Company and/or any of its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. The Company and/or any of its Affiliates and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Grantee, or from proceeds of the sale of any Shares, an amount equal to any taxes required by law to be withheld with respect to such Shares. The Grantee will pay to the Company, any Affiliate or the Trustee any amount of taxes that the Company and/or any of its Affiliates or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Grantee fails to comply with the Grantee’s obligations in connection with the taxes as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the RSUs and the Shares issued upon vesting, shall be borne by the Grantee. The Trustee and/or the Company and/or any of its Affiliates shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Company or any of its Affiliates or the Trustee.

6.No Liquidity Event Deadline. It is clarified that the RSUs shall be vested as of the date it becomes a Payable Unit, provided that the Grantee has neither incurred a Termination nor given or received a notice of Termination as of such date. All references to the Vesting Date shall refer to the date the RSU becomes a Payable Unit, and the vesting of the RSUs shall not be subject to an Acquisition or IPO.

7.No Transferability. Notwithstanding anything mentioned in the Plan or this RSU Award Agreement and in addition thereto, as long as the RSUs or Shares issued pursuant thereto are held or controlled by the Trustee on behalf of the Grantee, all rights of the Grantee over the RSUs or Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
8.Privacy Protection. The Grantee hereby authorizes the Company to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Grantee’s RSUs, Shares, income tax rates, salary bank account, contact details and identification number.

9.Grantee Acknowledgement. In addition, by signing the Grant Notice, the Grantee hereby declares as follows: (i) the Grantee acknowledges that the Grantee is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, the specific tax route may not apply; (ii) the Grantee accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Grantee acknowledges that releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Grantee authorizes the Company to provide the plan administrator and the Trustee with any information required for the purpose of administering the Plan including executing its obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Grantee’s RSUs, Shares, income tax rates, salary bank account, contact details and identification number and acknowledge that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel.

ITALY

No country-specific provisions.

JAPAN

No country-specific provisions.

KOREA

Data Privacy. By accepting the RSUs, the Grantee agrees to the processing of the Grantee’s unique identifying information (resident registration number) as described in the paragraph titled Data Privacy under the section of the Addendum entitled “All Countries Outside the United States”.
MALAYSIA

No country-specific provisions.

MEXICO
Securities Law Information. Neither the grant of the RSUs, nor the issuance of Shares subject to the grant, constitutes a public offering.
Commercial Relationship. The Grantee expressly recognizes that the Grantee’s participation in the Plan and the Company’s grant of the RSUs does not constitute an employment relationship between the Grantee and the Company or any of its Affiliates. The Grantee has been granted the RSUs as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs the Grantee (“WeWork Mexico”) and WeWork Mexico is the Grantee’s sole employer. Based on the foregoing, the Grantee expressly recognizes that (a) the Plan and the benefits the Grantee may derive from his or her participation in the Plan do not establish any rights between the Grantee and WeWork Mexico, (b) the Plan and the benefits the Grantee may derive from his or her participation in the Plan are not part of the employment conditions and/or benefits provided by WeWork Mexico, and (c) any modification or amendments of the Plan by the Company, or a termination of the Plan by the Company shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with WeWork Mexico.
Extraordinary Item of Compensation. The Grantee expressly recognizes and acknowledges that the Grantee’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Grantee’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan and the RSU Award Agreement. As such, the Grantee acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Grantee’s participation in the Plan at any time and without liability. The value of the RSUs is an extraordinary item of compensation outside the scope of the Grantee’s employment contract, if any. The RSUs are not part of the Grantee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of WeWork Mexico.

NETHERLANDS

Waiver of Termination Rights. The Grantee hereby waives any and all rights to compensation or damages as a result of the Grantee’s termination of employment with the Company and its Affiliates for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

NORWAY

No country-specific provisions.

PERU

Labor Law. By accepting the RSUs, the Grantee acknowledges, understands and agrees that the RSUs are being granted ex gratia to the Grantee with the purpose of rewarding him or her.

Securities Law Information. The grant of the RSUs is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Grantee should refer to the Plan, the RSU Award Agreement and any other grant documents made available to the Grantee by the Company.

PHILIPPINES

No country-specific provisions.

POLAND

Exchange Control Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if you transfer funds in excess of EUR 15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

RUSSIA

U.S. Transaction. The Grantee understands that acceptance of the grant of the RSUs results in a contract between the Grantee and the Company completed in the United States and that the RSU Award Agreement is governed by the laws of the State of Delaware, U.S.A., without regard to choice of law principles thereof. Upon settlement of the RSUs, any Shares to be issued to the Grantee shall be delivered through a bank or brokerage account in the United States. In no event will Shares be delivered to the Grantee in Russia; instead, all Shares acquired upon settlement of the RSUs will be maintained on the Grantee’s behalf in the United States. The Grantee is not permitted to sell Shares acquired pursuant to the Plan directly to a Russian legal entity or resident.
Exchange Control Requirements. The Grantee expressly agrees to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable laws.

SINGAPORE

Securities Law Information. The grant of the RSUs under the Plan is being made pursuant to an exemption under the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. The Grantee will not be able to make any subsequent sale of the underlying Shares in Singapore within six (6) months from the date of grant unless an exemption under the SFA applies.

SOUTH AFRICA

No country-specific provisions.
SPAIN

Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the RSUs, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion granted the RSUs under the Plan to individuals who may be employees of the Company and its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, the Grantee understands that the RSUs are granted on the assumption and condition that the RSUs and the Shares acquired upon settlement of the RSUs shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referenced above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the grant of the RSUs shall be null and void.
The Grantee understands and agrees that, as a condition of the grant of the RSUs, the Grantee’s termination of employment for any reason (including the reasons listed below) will automatically result in the loss of the RSUs to the extent the RSUs have not vested as of date that the Grantee ceases active employment. In particular, the Grantee understands and agrees that unless otherwise provided in the RSU Award Agreement, any portion of the RSUs that is unvested as of the date the Grantee ceases active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. The Grantee acknowledges that he or she has read and specifically accepts the conditions referred to in the RSU Award Agreement regarding the impact of a termination of employment on the Grantee’s RSUs.

Securities Law Information. The RSUs and the Shares described in the RSU Award Agreement are considered a private placement outside the scope of Spanish laws on public offerings and prospectuses. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. Neither the Plan nor the RSU Award Agreement has been or will be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWEDEN

No country-specific provisions.

THAILAND

No country-specific provisions.

UNITED ARAB EMIRATES

Securities Law Information. The Plan is an employee equity incentive plan and is only being offered to select employees in the United Arab Emirates. The Plan and the RSU Award Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the RSU Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents. The Grantee should conduct his or her own due diligence on the securities offered under the Plan. If the Grantee does not understand the contents of the RSU Award Agreement or the Plan, the Grantee should consult an authorized financial adviser.

UNITED KINGDOM

Data Controller. For the purposes of the “Data Privacy” section above and compliance with applicable laws, the Company shall serve as the data controller.

Purpose and Legal Basis. The legal basis for requesting the Grantee’s explicit and unambiguous consent to the collection, use and transfer of personal data as described in the RSU Award Agreement and any other grant materials by and among, as applicable, the Company and its Affiliates is for the exclusive purpose of: (i) implementing and administering the Plan, and (ii) managing the Grantee’s participation in the Plan.

Recourse. In the event the Grantee deems the processing of his or her Data under the RSU Award Agreement to be in breach of applicable data protection laws, regulations and/or guidelines, the Grantee is entitled to submit a complaint to the Information Commissioner's Office.
Tax-Related Items. The Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Grantee’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Grantee is a director or executive officer, the terms of the immediately foregoing provision will not apply. In the event that the Grantee is a director or executive officer and income tax due is not collected from or paid by the Grantee within ninety (90) days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Grantee on which additional income tax and national insurance contributions may be payable. The Grantee acknowledges that the Grantee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Grantee at any time thereafter.

Exclusion of Claim. The Grantee acknowledges and agrees that the Grantee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Grantee ceasing to have rights under or to be entitled to the RSUs, whether or not as a result of termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSUs. Upon the grant of the award, the Grantee will be deemed to have waived irrevocably any such entitlement.

URUGUAY

No country-specific provisions.

VIETNAM

No country-specific provisions.